Double Eagle Petroleum Co. September 2006 Financial & Operating Update Presented by Stephen H. Hollis CEO

This presentation may contain projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any such projections or statements reflect the Company's current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such projections will be achieved and actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ materially from those projected, such as decreases in oil and gas prices and/or unexpected decreases in oil and gas production, is included in the Company's periodic reports filed with the Securities and Exchange Commission. DISCLAIMER Cautionary Note to U.S. Investors - The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We use certain terms in this presentation, such as "probable" reserves and "possible" reserves, that the SEC's guidelines strictly prohibit us from including in filings with the SEC. U.S. Investors are urged to consider closely the disclosure in our Form 10-K File No. 0-6529, available from us at Computershare Investor Services, Inc. 350 Indiana St. Golden, CO 80401. You can also obtain this form from the SEC by calling 1-800-SEC-0330.

Double Eagle Petroleum Co. Rocky Mountain Natural Gas Exploration & Production Co. NASDAQ (Small Cap Market) "DBLE" Market Capitalization $164,000,000 (9/11/06) Shares Outstanding 8,628,604 (9/11/06) 49 BCFE of Proved Reserves

Double Eagle Petroleum 2003 2004 2005 2006 Est. Leasehold 2287 297 407 Exploration 231 324 3693 9900 Development 7564 8366 9494 14500 Pipeline 5378 Capital Spending ($ 000)

Double Eagle Petroleum Co. 2002 2003 2004 2005 1H 2006 Revenue 2270 6138 13267 20502 8646 Net Cash Flow 119 3239 7435 10319 6879 Revenue and Cash Flow ($000s)

2005 vs. 2004 Year Comparison Revenues + 56% Cash Flow + 39% Operating Income + 33% Proved Reserves + 34% PV10 (bfit) + 85% Double Eagle Petroleum Co.

2006 vs. 2005 1st Half Comparison Volumes (mcfe/d) - 8% Prices ($/mcfe) + 6% Cash Flow/ mcfe + 4.5 % G & A Expenses + 43% Double Eagle Petroleum Co.

Double Eagle Finding Costs $ / MCFE 2002 2003 2004 2005 $ MCFE 1.15 1.01 0.57 0.66

Double Eagle Petroleum Co. $0.10/MCFE Price Increase @8,506 MCFD (Q2) $0.021 EPS Increase $273,000 Increase in Cash Flow from Operating Activities 1 MMCFE/D Production Increase @$5.24/MCF (Q2) $0.063 EPS Increase $1.3 Million Increase in Cash Flow from Operating Activities Natural Gas Leverage

Double Eagle Petroleum Co. Cash Flow from Operations Current LOC - $50 million Current Borrowing Base - $25 million, $3 million outstanding at 6/30/06 Borrowing Base Additions - Bank will give 50-65% of added proved developed reserves (PV10%) Project Financing Capabilities

6.510 6.715 6.720 6.110 5.656 5.820 6.165 6.675 7.455 6.265 Casper Denver Cow Creek Field Spot prices for 8/22/06 flow date Pinedale Anticline Christmas Meadows Double Eagle Petroleum Co.

Double Eagle Petroleum Co.

Double Eagle Petroleum Co.

Double Eagle Petroleum Co. 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr East 20.4 27.4 90 20.4 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 Proved Probable Possible Total Reserves 49 30 154 Proved Probable Possible Proved - 35% Atlantic Rim, 55% Pinedale Anticline, 10% Other Probable - 61% Pinedale Anticline, 39% Atlantic Rim Possible - 100% Atlantic Rim Reserves (BCF) as of 12/31/05 Reserves reviewed by Netherland, Sewell & Associates

Double Eagle Petroleum Co. 2002 2003 2004 2005 Prod mmcfe 1132 1425 2661 3069 New mmcfe 3331 7353 15311 15700 2005 - 512% Production Replacement 4-Year Weighted Average 503% Reserve Replacement

Projects Index Map

Deep Test by Questar Double Eagle Petroleum Co. Pinedale Anticline Downspacing to 10 acres Deep Test by Questar (no DBLE interest) 13 New Wells Currently Drilling 4 Additional Awaiting Permits Double Eagle Interests 0-13,000' 13,000-basement Mesa A .312% orri .312% orri Mesa B 8.0% WI 12.5% WI Mesa C 6.4% CWI 3.125% orri Mesa "B" Mesa "A" Mesa "C"

Atlantic Rim Fully Developed DBLE in 1600 gross wells 259 net wells Double Eagle Petroleum Co.

Double Eagle Petroleum Co. Cow Creek Field- Madison Structure Double Eagle Petroleum Madison Test Structure from 3D Seismic Target Frontier, Muddy, Nugget, Tensleep and Madison limestone Mad #1 well producing from the Deep Creek Sandstone at 3,300 feet Cow Creek Unit Deep #2 Well

South Fillmore Prospect Top Almond Subsea Contour Interval 500 Feet South Fillmore Drilled to total depth: 8,155 foot Mesaverde test, production casing set Fraced August 9 Rates as of August 21 - 900 mcf of gas, 60 bbls of oil 100% working interest in first well Six sections of leases encompassing 3,840 gross acres Farmout from Anadarko and Warren Resources on four additional sections encompassing 2560 gross acres 80 locations on 80 acre spacing

Double Eagle PH State #16-1 COMPLETION 7904 - 7911 Bridge Plug 7930' 8100 8000 7900 7800 Hydraulic Fractures bound by dominant shale layers. Gamma Ray Density Perforations 7936 - 7948

Christmas Meadows Prospect Commenced drilling Sept. 9 Double Eagle owns 41,237 gross acres Double Eagle to retain 25% WI in first well Drill depth 15,750 to test Frontier and Dakota

12,000 8,000 4,000 SL -4000 -8000 -12,000 -16,000 -20,000 -24,000 M P Tw Uinta Mountain Group Frontier Hilliard Mowry, Dakota,LK North Flank Thrust Kfu Kmv Kh Frontier Mowry Dakota J Nugget Tr Phosphoria Morgan, Weber Miss Ord Cambrian Hogsback Thrust NW SE Table Top Unit #1 Location Christmas Meadows Prospect A A'

Proved, Probable and Possible Reserves Reserves Reviewed by Netherland, Sewell & Associates Oil Gas PV10% Proved 313,538 bbl 47,152,604 mcf $126,330,300 Probable 138,558 bbl 28,891,862 mcf $59,973,200 Possible 153,899,606 mcf $364,093,900 At 12/31/05

Double Eagle Petroleum Co. 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr East 20.4 27.4 90 20.4 West 30.6 38.6 34.6 31.6 North 45.9 46.9 45 43.9 5 Year Stock Performance vs. S&P 500

Summary Highlights Revenue and cash flow have more than tripled since 2003 Growth through the drill bit: proved reserves up over 400% to 49 bcfe while keeping finding costs low Eastern Washakie Coal Bed and South Fillmore Natural Gas Projects hold considerable development drilling potential in coming years Significant Exploration Drilling in 2006: Christmas Meadows, Cow Creek Deep, and South Fillmore